Tompkins Financial Corporation S-3ASR

Exhibit 5.1

August 4, 2023

Board of Directors

Tompkins Financial Corporation

P.O. Box 460

Ithaca, New York 14851

Re:	Registration Statement on Form S-3 of Tompkins Financial Corporation

Dear Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by Tompkins Financial Corporation, a New York corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company, from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an unspecified amount of securities of the Company up to an aggregate offering price of $100,000,000, consisting of: (i) shares of common stock, $0.10 par value per share (“Common Shares”) and (ii) shares of preferred stock, $0.01 par value per share (“Preferred Shares”), and such indeterminate number of Common Shares or Preferred Shares as may be issued upon conversion, exchange or exercise of any Preferred Shares, including such shares of Common Shares or Preferred Shares as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering. Common Shares and Preferred Shares are collectively referred to herein as the “Securities.”

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Securities may be offered and sold by the Company from time to time on a delayed or continuous basis, all as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In connection with the issuance of this opinion letter, we have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such corporate records, certificates of public officials, instruments and other documents as we have deemed necessary or appropriate for the purposes of this opinion. In such examination and in rendering this opinion, we have assumed, without inquiry or other investigation: (a) the legal capacity of each natural person executing the agreements described in this opinion letter; (b) the authenticity of original documents and the genuineness of all signatures; (c) the conformity to the originals of all documents submitted to us as copies; (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, agreements, instruments, certificates and other documents we have reviewed; (e) that there has been no undisclosed waiver of any right, remedy or provision contained in such documents; (f) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act (and will remain effective at the time of issuance, sale or resale, as applicable, of any Securities thereunder); (g) a Prospectus Supplement will have been timely filed with the Commission describing the Securities offered thereby; (h) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (i) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (j) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (k) with respect to Common Shares or Preferred Shares offered, there will be sufficient Common Shares or Preferred Shares authorized under the Company’s organizational documents and not otherwise reserved for issuance. We also have assumed that the execution and delivery by the Company of, and the performance of its obligations pursuant to, the Securities will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its subsidiaries is subject; (ii) any law, rule or regulation to which the Company or any of its subsidiaries is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

August 4, 2023

Based upon and subject to the foregoing, we are of the opinion that:

1.	With respect to any Common Shares to be offered by the Company pursuant to the Registration Statement (including any Common Shares that may be issued pursuant to the terms of any Preferred Shares) (the “Offered Common Shares”), when (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Company’s board of directors (the “Board”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Common Shares are offered or sold by the Company), (iv) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the organizational documents of the Company, so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (v) certificates in the form required under the laws of the State of New York representing the Offered Common Shares are duly executed, countersigned, registered and delivered, or such Offered Common Shares are credited in the Direct Registration System of the Depository Trust Company (“DTC”), upon payment of the agreed upon consideration therefor, the Offered Common Shares, when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will have been duly authorized, and such shares will be validly issued, fully paid and non-assessable.

August 4, 2023

2.	With respect to any Preferred Shares to be offered by the Company pursuant to the Registration Statement (including any Preferred Shares that may be issued pursuant to the terms of any other Preferred Shares) (the “Offered Preferred Shares”), when (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, terms and sale of the Offered Preferred Shares, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Preferred Shares are offered or sold by the Company), (iv) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the terms of the particular series as established by the Board, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) certificates in the form required under the laws of the State of New York representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered, or such Offered Preferred Shares are credited in the Direct Registration System of DTC, upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that (a) the other party or parties under any underwriting, purchase or agency agreement referenced herein, in the case of an entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) such other party is duly qualified to engage in the activities contemplated by such agreement; (c) such agreement has been duly authorized, executed and delivered by such other party or parties and constitutes the legal, valid and binding obligation of the other party or parties, enforceable against the other party or parties in accordance with its terms; (d) such other party or parties are in compliance with respect to performance of its or their obligations under such agreement with all applicable laws and regulations; and (e) such other party or parties have the requisite organizational and legal power and authority to perform its or their obligations under such Indenture or agreement, as applicable.

The opinions rendered herein are limited to the New York Business Corporation Law, including all New York statutes and all New York court decisions that affect the interpretation of the New York Business Corporation Law as of the date hereof. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to federal law, including the federal securities laws, state securities (or “blue sky”) laws of the laws of any other jurisdiction, and the opinions set forth herein are qualified in that respect. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

August 4, 2023

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs above.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and any supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely yours,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP